Exhibit 99.3

                                  Press Release

                              FOR IMMEDIATE RELEASE

Contact Information:

MedicaLogic Media:
Alexa Venegas
Young & Roehr Group
503.222.0626 ext. 542
avenegas@young-roehr.com


MedicaLogic Investor Relations:
Jeanne Hanson
503.531.7000
investor_relations@medscapeinc.com


            MEDICALOGIC/MEDSCAPE TO SELL HEALTH INFORMATION PORTALS TO
                                      WEBMD

  Sale of Medscape.com and Medscape Health For Consumers Allows the Company
                  to Focus on Digital Health Record Applications

     Hillsboro,  Ore., December 26, 2001 -  MedicaLogic/Medscape,  Inc. (NASDAQ:
MDLI), a leading provider of digital health records and online health information, announced today that it will sell the assets and operations of its Internet Portals business to WebMD Corporation (NASDAQ: HLTH). With the sale of assets, which includes the sale of the Medscape brand, to WebMD, MedicaLogic/Medscape, Inc.'s digital health record business will continue to be conducted under the MedicaLogic name.

        Under terms of the deal, finalized on December 26, WebMD will pay MedicaLogic/Medscape, Inc. $10 million in cash effective immediately for the portals business assets, including the "Medscape" trademark and the two related health care information portals, Medscape.com (www.medscape.com) and Medscape Health For Consumers (www.medscapehealth.com).

     From its headquarters in Hillsboro, MedicaLogic will continue to focus on the development and deployment of its digital health record applications and services, which provide timely access to patient-specific information and decision support at the point of care. The company's business model will focus on perpetual license, subscription payments and support services for its health care applications and services. MedicaLogic will be led by its executive team that includes Mark Leavitt, MD, Ph.D., chairman; David C. Moffenbeier, chief executive officer; Donald Bloodworth; chief financial officer and chief operating officer; and Mark Boulding, executive vice president, legal.

     "We have been investigating various options that will improve the financial condition of the company, and that ultimately will make sense for our business, our customers and our shareholders," said Mark Leavitt, M.D., PhD., MedicaLogic chairman. "The sale of the portal business helps us achieve that end, and allows us to continue to focus on our core strength - our digital health record business."

     Information about MedicaLogic and its products and services can be found at www.medicalogic.com.

ABOUT MEDICLOGIC

     MedicaLogic (NASDAQ: MDLI) is a leading provider of digital health records. The core of MedicaLogic's product portfolio is the industry-leading Digital Health Record (DHR). DHR applications and services are an integral part of the practice of medicine and are used every day by physicians and consumers across the country.

     MedicaLogic's DHR enables physicians to access patient information, share data with existing systems, communicate among practice members and capture and store quantifiable data for patient-by-patient or population-based studies. The DHR also enables practice sites to interact with their patients electronically to answer questions, schedule appointments and address personal health concerns, while offering consumers private access to their medical records and related disease management information and services. More than 15 million patients now have digital records hosted on MedicaLogic systems. More information about MedicaLogic's products and services is available on the Web at www.medicalogic.com.

     The  Company,   headquartered  in  Hillsboro,   Oregon,  currently  employs
approximately 200 people.

     MedicaLogic and Logician are registered trademarks of MedicaLogic/Medscape, Inc. in the United States. Other product and brand names are trademarks of their respective owners.

        The statements in this press release regarding our prospects for growth, increasing revenue, reducing costs, and our plans to achieve profitability are forward-looking statements based on current information and expectations. Achievement of those results is subject to a number of risks and uncertainties, including the risk that our products and services will not be accepted by physicians; the risk that we may not be able to introduce new products on schedule or at all; the risk that our costs may not be reduced to the extent anticipated; and the risk that we may not achieve favorable operating results or profitability. The reader is cautioned not to place undue reliance on forward-looking statements, which are not a guarantee of future performance. For more information concerning these and other possible risks, please refer to our Form 10-K/A for the year ended December 31, 2001, our Form 10-Q for the quarter ended September 30, 2001 and other filings with the Securities and Exchange Commission. These filings can be accessed over the Internet at www.sec.gov.
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